LITHIA REPORTS FIRST QUARTER 2020 RESULTS
________________________________________________

DECLARES DIVIDEND OF $0.30 PER SHARE FOR FIRST QUARTER

Medford, Oregon, April 22, 2020 - Lithia Motors, Inc. (NYSE: LAD) today reported first quarter 2020 revenue of $2.8 billion. First quarter 2020 net income per diluted share was $1.97, a 19% decrease from $2.42 per diluted share reported in the first quarter of 2019. Adjusted first quarter 2020 net income per diluted share was $2.01, an 18% decrease compared to adjusted net income of $2.44 per diluted share in the same period of 2019.

First quarter 2020 net income was $46 million, an 18% decrease compared to net income of $56 million in the same period of 2019. Adjusted first quarter 2020 net income was $47 million, a 17% decrease compared to adjusted net income of $57 million for the same period of 2019.

As shown in the attached non-GAAP reconciliation tables, the 2020 first quarter adjusted results exclude a $0.04 net non-core charge related to insurance reserves and acquisition expenses partially offset by a net gain on sale of stores. The 2019 first quarter adjusted results exclude a $0.02 net non-core charge due to acquisition expenses and an asset impairment partially offset by a net gain on sale of stores.

First Quarter-over-Quarter Operating Highlights:

•	Same store new vehicle sales decreased 10.6%

•	Same store used vehicle retail sales increased 2.7%

•	Same store F&I per unit increased 6.1% to $1,557

•	Same store service, body, and part sales increased 0.5%

•	Same store total gross profit per unit increased 2.3% to $3,697

"First quarter results were driven by strength in January and February, with same store new, used, F&I and service, body and part sales up 4%, 22%, 18% and 6% respectively," said Bryan DeBoer, President and CEO. "These results continued through early March before being negatively impacted by varying levels of shelter in place policies enacted in most states due to COVID-19. Our decentralized operating structure has allowed our teams to respond independently to these differences with decisive actions aligned with their local market conditions."

Corporate Development
During the quarter, we acquired the two exclusive Lexus stores in Sacramento and Roseville, California, which are anticipated to generate $160 million in expected steady state annual revenues. We are working closely with our future acquisition partners to restructure transactions in order to preserve capital. In addition, we are also deferring closing until the second half of this year to gain greater insights into earnings quality and market conditions.

Balance Sheet Update
We ended the first quarter with over $550 million in cash and availability on our revolving lines of credit. Our unfinanced real estate could provide additional liquidity of approximately $500 million. In the current environment, we are actively managing our capital utilization to preserve cash through deferring approximately $65 million in capital expenditures, suspending share repurchases and restructuring acquisitions. Additionally, our $2.8 billion syndicated credit facility was renewed in December for five years with a maturity date of 2025 and we have no significant debt maturities until that time.

"We have the strongest balance sheet in our history, with the lowest leverage in our industry and liquidity to be strategically acquisitive and weather this period of uncertainty," said DeBoer. "In addition, we are more diversified than ever with a network covering 92% of our country and no single manufacturer making up more than 18% of our revenue."

Dividend Payment and Share Repurchases
Our Board of Directors approved maintaining our dividend of $0.30 per share. We expect to pay the dividend on May 22, 2020 to shareholders of record on May 8, 2020.

Year to date, we have repurchased 563,953 shares at a weighted average price of $81.71 per share under our existing share repurchase authorization. After accounting for these repurchases, approximately $188 million remains available. As previously announced, we have suspended all share repurchases until further notice.

First Quarter Earnings Conference Call and Updated Presentation
The first quarter 2020 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the first quarter 2020 results has been added to our investor relations website. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is one of the largest providers of personal transportation solutions in the United States and is among the fastest growing companies in the Fortune 500 (#265-2019). Lithia is a growth company powered by people and innovation. By purchasing and building strong businesses that have yet to realize their potential, Lithia generates significant cash flows with low leverage. Operational excellence is achieved by refocusing the business on the consumer experience and by utilizing proprietary performance measurements to increase market share and profitability. Lithia’s unique growth model invests to expand its nationwide network and to fund innovations that create personal transportation solutions wherever, whenever and however consumers desire.

Sites
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
Eric Pitt
VP, Investor Relations and Treasurer
EPitt@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as "project", "outlook", "target", "may", "will", "would", "should", "seek", "expect", "plan", "intend", "forecast", "anticipate", "believe", "estimate", "predict", "potential", "likely", "goal", "strategy", "future", "maintain", and "continue" or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•	Future market conditions, including anticipated car sales levels;

•	Anticipated impacts on consumer demand or governmental restrictions related to the COVID-19 pandemic or otherwise;

•	Expected level of business interruption due to shelter in place policies or lifting of those restrictions, and when volumes and consumer demand will return;

•	Continuation of our sales and services, including in-store appointments and home deliveries;

•	Expected operating results, such as improved store performance; continued improvement of selling, general and administrative expenses ("SG&A") as a percentage of gross profit and all projections;

•	Anticipated integration, success and growth of acquired stores;

•	Anticipated ability to capture additional market share;

•	Anticipated ability to find accretive acquisitions;

•	Expected revenues from acquired stores;

•	Anticipated synergies, ability to monetize our investment in digital innovation;

•	Anticipated additions of dealership locations to our portfolio in the future;

•	Anticipated financial condition and liquidity, including from our cash, availability on our credit facility and unfinanced real estate;

•	Anticipated use of proceeds from our financings;

•	Anticipated allocations, uses and levels of capital expenditures in the future;

•	Expectations regarding compliance with financial and restrictive covenants in our credit facility and other debt agreements; and

•	Our strategies for customer retention, growth, market position, financial results and risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•	Future economic and financial conditions (both nationally and locally), including as a result of the COVID-19 pandemic;

•	Changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers;

•	Risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms);

•	The adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

•
Disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, facilities or equipment; and

•
Government regulations, legislation and others set forth throughout "Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10-K, Item 8.01 in our Form 8-K filed on April 13, 2020, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended March 31,		%
			Increase
	2020	2019	(Decrease)
Revenues:
New vehicle retail	$1,373.5	$1,461.1	(6.0)%
Used vehicle retail	874.4	827.9	5.6
Used vehicle wholesale	66.7	77.4	(13.8)
Finance and insurance	121.9	117.5	3.7
Service, body and parts	329.9	317.4	3.9
Fleet and other	37.4	48.4	(22.7)
Total revenues	2,803.8	2,849.7	(1.6)%
Cost of sales:
New vehicle retail	1,295.3	1,375.2	(5.8)
Used vehicle retail	784.4	743.3	5.5
Used vehicle wholesale	66.1	76.5	(13.6)
Service, body and parts	161.8	157.9	2.5
Fleet and other	35.3	46.1	(23.4)
Total cost of sales	2,342.9	2,399.0	(2.3)
Gross profit	460.9	450.7	2.3%
Asset impairments	—	0.5	NM
SG&A expense	346.0	321.8	7.5
Depreciation and amortization	22.0	19.8	11.1
Income from operations	92.9	108.6	(14.5)%
Floor plan interest expense	(14.0)	(18.1)	(22.7)
Other interest expense	(17.0)	(15.3)	11.1
Other income, net	2.3	2.6	NM
Income before income taxes	64.2	77.8	(17.5)%
Income tax expense	(18.0)	(21.4)	(15.9)
Income tax rate	28.0%	27.5%
Net income	$46.2	$56.4	(18.1)%

Diluted net income per share:
Net income per share	$1.97	$2.42	(18.6)%

Diluted shares outstanding	23.5	23.2	1.3%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Three months ended March 31,		%
			Increase
	2020	2019	(Decrease)
Gross margin
New vehicle retail	5.7%	5.9%	(20	)bps
Used vehicle retail	10.3	10.2	10
Finance and insurance	100.0	100.0	—
Service, body and parts	51.0	50.2	80
Gross profit margin	16.4	15.8	60

Unit sales
New vehicle retail	35,907	39,695	(9.5)%
Used vehicle retail	42,631	40,675	4.8
Total retail units sold	78,538	80,370	(2.3)

Average selling price
New vehicle retail	$38,252	$36,809	3.9%
Used vehicle retail	20,510	20,353	0.8

Average gross profit per unit
New vehicle retail	$2,178	$2,165	0.6%
Used vehicle retail	2,110	2,079	1.5
Finance and insurance	1,552	1,462	6.2
Total vehicle(1)	3,701	3,594	3.0

Revenue mix
New vehicle retail	49.0%	51.3%
Used vehicle retail	31.2	29.1
Used vehicle wholesale	2.4	2.7
Finance and insurance, net	4.3	4.1
Service, body and parts	11.8	11.1
Fleet and other	1.3	1.7

Gross Profit Mix
New vehicle retail	17.0%	19.1%
Used vehicle retail	19.5	18.8
Used vehicle wholesale	0.1	0.2
Finance and insurance, net	26.4	26.1
Service, body and parts	36.5	35.3
Fleet and other	0.5	0.5

	Adjusted		As reported
	Three months ended March 31,		Three months ended March 31,
Other metrics	2020	2019	2020	2019
SG&A as a % of revenue	12.3%	11.3%	12.3%	11.3%
SG&A as a % of gross profit	74.8	71.4	75.1	71.4
Operating profit as a % of revenue	3.4	3.8	3.3	3.8
Operating profit as a % of gross profit	20.4	24.2	20.1	24.1
Pretax margin	2.3	2.8	2.3	2.7
Net profit margin	1.7	2.0	1.6	2.0

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

	Three months ended March 31,		%
			Increase
	2020	2019	(Decrease)
Revenues
New vehicle retail	$1,281.5	$1,433.6	(10.6)%
Used vehicle retail	831.6	809.7	2.7
Finance and insurance	114.5	115.3	(0.7)
Service, body and parts	311.0	309.3	0.5
Total revenues	2,637.5	2,789.1	(5.4)

Gross profit
New vehicle retail	$73.0	$84.6	(13.7)%
Used vehicle retail	83.7	83.0	0.8
Finance and insurance	114.5	115.3	(0.7)
Service, body and parts	158.5	155.9	1.7
Total gross profit	432.6	442.1	(2.1)

Gross margin
New vehicle retail	5.7%	5.9%	(20	)bps
Used vehicle retail	10.1	10.3	(20)
Finance and insurance	100.0	100.0	—
Service, body and parts	51.0	50.4	60
Gross profit margin	16.4	15.9	50

Unit sales
New vehicle retail	33,178	38,865	(14.6)%
Used vehicle retail	40,374	39,708	1.7

Average selling price
New vehicle retail	$38,625	$36,886	4.7%
Used vehicle retail	20,597	20,390	1.0

Average gross profit per unit
New vehicle retail	$2,200	$2,177	1.1%
Used vehicle retail	2,073	2,091	(0.9)
Finance and insurance	1,557	1,468	6.1
Total vehicle(1)	3,697	3,613	2.3

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Other Highlights (Unaudited)

Financial covenants
	Requirement	As of March 31, 2020
Current ratio	Not less than 1.10 to 1	1.34 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	2.68 to 1
Leverage ratio	Not more than 5.75 to 1	2.67 to 1

Lithia Motors, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	March 31, 2020	December 31, 2019
Cash and cash equivalents	$56.6	$84.0
Trade receivables, net	298.2	505.0
Inventories, net	2,512.8	2,433.7
Other current assets	58.2	47.8
Total current assets	$2,925.8	$3,070.5

Property and equipment, net	1,631.5	1,611.7
Intangibles	763.7	761.3
Other non-current assets	693.1	640.4
Total assets	$6,014.1	$6,083.9

Floor plan notes payable	1,985.8	2,067.6
Other current liabilities	445.7	501.5
Total current liabilities	$2,431.5	$2,569.1

Long-term debt	1,489.8	1,430.6
Other long-term liabilities and deferred revenue	636.3	616.5
Total liabilities	$4,557.6	$4,616.2

Stockholder's Equity	1,456.5	1,467.7
Total liabilities & stockholders' equity	$6,014.1	$6,083.9

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In millions)

	Three months ended March 31,
	2020	2019
Net income	$46.2	$56.4
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	—	0.5
Depreciation and amortization	22.0	19.8
Stock-based compensation	5.1	3.5
Gain on disposal of assets	0.1	—
Gain on sale of franchises	(0.1)	0.1
Deferred income taxes	8.2	5.2
(Increase) decrease:
Trade receivables, net	202.1	49.9
Inventories	(69.8)	(81.4)
Other assets	(6.8)	9.0
Increase (decrease):
Floor plan notes payable, net	(32.7)	34.6
Trade payables	(14.6)	(6.4)
Accrued liabilities	(49.4)	(14.5)
Other long-term liabilities and deferred revenue	11.4	0.5
Net cash provided by operating activities	$121.7	$77.2

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Three months ended March 31,
Net cash provided by operating activities	2020	2019
As reported	$121.7	$77.2
Floor plan notes payable, non-trade, net	(43.5)	43.5
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(14.1)	—
Adjusted	$64.1	$120.7

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended March 31, 2020
	As reported	Disposal gain on sale of stores	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$346.0	$0.1	$(0.8)	$(0.5)	$344.8

Operating income	92.9	(0.1)	0.8	0.5	94.1

Income before income taxes	64.2	(0.1)	0.8	0.5	65.4
Income tax (provision) benefit	(18.0)	—	(0.2)	(0.1)	(18.3)
Net income	$46.2	$(0.1)	$0.6	$0.4	$47.1

Diluted earnings per share	$1.97	$—	$0.02	$0.02	$2.01
Diluted share count	23.5

	Three Months Ended March 31, 2019
	As reported	Disposal gain on sale of stores	Asset impairment	Acquisition expenses	Adjusted
Asset impairments	$0.5	$—	$(0.5)	$—	$—

Selling, general and administrative	321.8	0.1	—	(0.2)	321.7

Operating income	108.6	(0.1)	0.5	0.2	109.2

Income before income taxes	77.8	(0.1)	0.5	0.2	78.4
Income tax (provision) benefit	(21.4)	—	(0.1)	(0.1)	(21.6)
Net income	$56.4	$(0.1)	$0.4	$0.1	$56.8

Diluted earnings per share	$2.42	$—	$0.01	$0.01	$2.44
Diluted share count	23.2

Lithia Motors, Inc.
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended March 31,		%
			Increase
	2020	2019	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$46.2	$56.4	(18.1)%
Flooring interest expense	14.0	18.1	(22.7)
Other interest expense	17.0	15.3	11.1
Income tax expense	18.0	21.4	(15.9)
Depreciation and amortization	22.0	19.8	11.1
EBITDA	$117.2	$131.0	(10.5)%

Other adjustments:
Less: flooring interest expense	$(14.0)	$(18.1)	(22.7)
Less: used vehicle line of credit interest	(0.2)	(1.6)	(87.5)
Add: acquisition expenses	0.5	0.2	150.0
Less: gain on divestitures	(0.1)	(0.1)	—
Add: insurance reserve	0.8	—	NM
Add: asset impairment	—	0.5	NM
Adjusted EBITDA	$104.2	$111.9	(6.9)%
NM - not meaningful

	As of				%
	March 31,				Increase
Net Debt to Adjusted EBITDA	2020		2019		(Decrease)
Floor plan notes payable: non-trade	$1,595.9		$1,767.2		(9.7)%
Floor plan notes payable	389.9		359.0		8.6
Used and service loaner vehicle inventory financing facility	204.0		332.0		(38.6)
Revolving lines of credit	—		76.6		NM
Real estate mortgages	608.9		583.4		4.4
5.250% Senior notes due 2025	300.0		300.0		—
4.625% Senior notes due 2027	400.0		—		NM
Other debt	33.1		34.2		(3.2)
Unamortized debt issuance costs	(10.4)		(5.9)		76.3
Total debt	$3,521.4		$3,446.5		2.2%

Less: Floor plan related debt	$(2,189.8)		$(2,458.2)		(10.9)%
Less: Cash and cash equivalents	(56.6)		(45.0)		25.8
Less: Availability on used vehicle and service loaner LOCs	(162.9)		—		—
Net Debt	$1,112.1		$943.3		17.9%

TTM Adjusted EBITDA	$510.3		$470.6		8.4%

Net debt to Adjusted EBITDA	2.18	x	2.00	x	9.0%